9g

VOTING TRUST AGREEMENT AND PREEMPTION PACT

between

CHRISTIANE ERNE-BOUCHARA, 1233 Bernex

and

CLAUDIA REY, 1035 Bournens

Preamble

Through a share transfer agreement from SES Société d’Energie Solaire SA signed by the parties, Ms Christiane Erne-Bouchara has transferred 5% of the shares of SES, or 1,975 shares, to Miss Claudia Rey, for the sum of CHF 1.00.

The purpose of the present agreement is to complete the provisions made regarding the relationship between Miss Claudia Rey and Ms Christiane Erne-Bouchara, majority shareholder of SES Société d’Energie Solaire SA.

Article 1 – Voting Trust Agreement

Claudia Rey agrees to vote at the General Meetings of SES Société d’Energie Solaire SA in accordance with the instructions given to her by Ms Christiane Erne-Bouchara prior to the meetings.

Article 2 – Preemption Pact

For the 5% of the corporate capital of SES Société d’Energie Solaire SA that is transferred to Miss Claudia Rey, the latter grants to Ms Christiane Erne-Bouchara a right of preemption.

In case Miss Claudia Rey decides to dispose of the 5% of the corporate capital of SES Société d’Energie Solaire SA, she must inform Ms Christiane Erne-Bouchara in writing; she will then have 30 days to exercise her right of preemption. If she fails to exercise the said right of preemption, Miss Claudia Rey may dispose of the shares belonging to her without restriction.

If Ms Christiane Erne-Bouchara does exercise the right of preemption, the purchase price of the shares is set at their value on the balance sheet.

In case of litigation between the parties with regard to the value of the 5% of the corporate capital of SES Société d’Energie Solaire SA on the balance sheet, the opinion of a fiduciary office chosen by mutual consent will be called upon.

Article 3 – Applicable law and jurisdiction

Any litigation regarding the interpretation or execution of the present agreement will be submitted to the courts of the canton of Geneva, unless an appeal is lodged with the Federal Court in Lausanne.

Swiss Law applies.

CW932383.1

Done in duplicate at Plan-les-Ouates on [handwritten:] 12 . 09 . 05

Christiane Erne-Bouchara

[signed]

Claudia Rey

[signed]

CW932383.1